Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 7, 2006 relating to the consolidated financial statements of Warner Chilcott Holdings Company, Limited, which report appears in the Registration Statement on Form S-1 of Warner Chilcott Holdings Company, Limited, as amended (Reg. No. 333-134893).

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

September 20, 2006